THIS LEASE, made this   3   day of   August  , 2005, by and between MIE
Properties, Inc. (herein called "Landlord") and View Systems, Inc., (herein called "Tenant").

      WITNESSETH, that in consideration of the rental hereinafter agreed upon and the performance of all the conditions and covenants hereinafter set forth on the part of Tenant to be performed, Landlord does hereby lease unto said Tenant, and the latter does lease from the former an agreed upon 3,600 square feet at the following premises: 1550 Caton Center Drive, Suites D and E, Baltimore, Maryland 21227, (herein called the "Premises") for the term of three (3) years, beginning on the first (1st) day of October, 2005*, and ending on the thirtieth (30th) day of September, 2008, for the annual rental of $34,464.00, (herein called "Annual Rent"), subject to Annual Rent increases, payable in advance on the first day of each and every month during the term of this Lease in equal monthly installments of $2,872.00.

      Said installments of Annual Rent shall be paid to MIE Properties, Inc., 5720 Executive Drive, Baltimore, Maryland 21228-1757 or at such other place or to such appointee of Landlord as Landlord may from time to time designate in writing.

      TENANT COVENANTS AND AGREES WITH LANDLORD AS FOLLOWS:

      1. Tenant shall pay said rent and each installment of Annual Rent thereof as and when due without setoff or deduction.

      RENTAL ESCALATION

      2. Beginning with the first anniversary of the commencement date of the lease term and each annual anniversary thereafter throughout the remainder of the Lease and renewal term(s), if any, the Annual Rent shall be increased by an amount equal to three percent (3%) of the previous year's rent, which sum shall be payable in equal monthly installments in advance as hereinafter set forth.

      USE

      3. Tenant shall use and occupy the Premises solely for the following purposes: storage and distribution of metal detectors.

      ADDITIONAL RENT

      4. All sums of money other than Annual Rent required to be paid by Tenant to Landlord pursuant to the terms of this Lease, unless otherwise specified herein, shall be considered additional rent and shall be collectible by Landlord as additional rent (herein called "Additional Rent"), in accordance with the terms of this Lease, including but not limited to:

          a.   UTILITIES

          Tenant shall apply for and pay all costs of electricity, gas, telephone and other utilities used or consumed on the Premises, together with all taxes, levies or other charges on such utilities.


          . Tenant shall occupy the premises within two weeks of lease execution, with no rent obligation until October 1, 2005.

          Tenant agrees to pay, as Additional Rent, Tenant's Pro Rata Share, as the same is defined in subsection c) herein, of the water and sewer service charges, or when applicable, the cost of maintaining and operating the well water and/or septic system chargeable to the total building in which the Premises are located. However, if in Landlord's reasonable judgment the water and sewer charges for the Premises are substantially higher than normal due to Tenant's water usage, then Tenant agrees to install a water meter upon Landlord's written request and thereafter pay all water charges for the Premises based on such meter reading.

          b.   TAXES

          Tenant shall pay to Landlord, as Additional Rent, Tenant's Pro Rata Share (as defined herein) of taxes in excess of those assessed against the building or group of buildings in which the Premises is situated, together with all parking and other common areas adjacent thereto (collectively the "Property") during the fiscal year commencing July 1, 2005, and ending June 30, 2006, whether the taxes are payable to the State of Maryland and/or Baltimore County. If this Lease shall be in effect for less than a full fiscal year, Tenant's Pro Rata Share of the increased taxes shall be pro rated based upon the number of months that this Lease is in effect. Said taxes shall include Metropolitan District Charges, sewer service charges, and any and all benefits or assessments which may be levied on the Premises hereby leased but shall not include the United States Income Tax, or any State or other income tax upon the income or rent payable hereunder.

          c.   COMMON AREA

          Tenant shall pay to Landlord as Additional Rent, Tenant's Pro Rata Share of the following Common Area Expenses:

          .   Snow Removal
          .   Grounds Maintenance
          .   Common Area Electric (when applicable)
          .   Fire Sprinkler Monitoring (when applicable)
          .   Security (when Landlord, in its reasonable judgment deems
              necessary).
          .   Trash Removal (when supplied by Landlord, Tenant will pay its
              Pro Rata Share of its usage).

          "Tenant's Pro Rata Share" shall mean the same percentage that the gross square foot area of Tenant's Premises bears to the gross square foot area of all leasable floor area within the Property. Landlord shall notify Tenant of any change in "Tenant's Pro Rata Share". Tenant's Pro Rata Share is equal to one and fifteen hundredths percent (1.15%).

          Landlord shall notify Tenant from time to time of the amounts which Landlord estimates will be payable by Tenant for Tenant's Pro Rata Share of utilities, taxes and common area expenses and Tenant shall pay such amounts to Landlord in equal monthly installments in advance on or before the first day of each month. Within a reasonable period of time following the end of each calendar year, or fiscal year (with regard to taxes) Landlord shall submit to Tenant a statement summarizing Landlord's costs for the utilities, taxes and common area expenses to be paid by Tenant with respect to such year, the amount paid by Tenant, and the amount of the resulting balance due or overpayment. Each such statement shall be final and conclusive if no objection is raised within ninety (90) days after submission of each such statement.

          Notwithstanding the forgoing provisions of the above paragraph, Landlord shall have the right to require Tenant to pay in arrears Tenant's Pro Rata Share of utilities, taxes and common area expenses in quarterly or semi-annual payments rather than on a monthly basis as provided above.

      MUNICIPAL REGULATING

      7. Tenant shall observe, comply with and execute at its expense, all laws, orders, rules, requirements, and regulations of the United States, State, City or County of the said State, in which the Premises are located, and of any and all governmental authorities or agencies and of any board of fire underwriters or other similar organization, respecting the Premises and the manner in which the Premises are or should be used by Tenant.

      ASSIGNMENT AND SUBLET

      8. Tenant shall not assign this Lease, in whole or in part, or sublet the Premises, or any part or portion thereof, or grant any license or concession for any part of the Premises, without the prior written consent of Landlord, said consent shall not be unreasonably withheld, conditioned or delayed. If such assignment or subletting is permitted, Tenant shall not be relieved from any liability whatsoever under this Lease. Landlord shall be entitled to all additional considerations over and above those stated in this Lease, which are obtained in or for the sublease and/or assignment. No option rights can be assigned or transferred by Tenant to an assignee or subtenant. Any sublet or assignment of this Lease will be assessed with processing fees to be paid for by Tenant as Additional Rent. Such fees shall not exceed $500.00.

      INSURANCE

      9. Tenant shall do nothing in or about the Premises that will contravene or affect any policies of insurance against loss to Landlord's Real Property or against Landlord's public liability exposures which may now exist or which may exist during the term of this Lease or any extension thereof, or that will prevent Landlord from procuring such policies in companies acceptable to

Landlord. Tenant further agrees to pay, as Additional Rent, any increase in the premium of any insurance carried by Landlord caused by Tenant's occupancy, the nature of its business, any alterations or installation made by Tenant, or otherwise resulting from any act of Tenant, its agents, employees or customers. Tenant covenants and agrees that, from and after the earlier of the commencement of this Lease or the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain at its sole cost and expense and in the amounts specified, a commercial general liability insurance policy covering the Premises and Tenant's use thereof against claims for bodily injury or death and property damage occurring upon, in or about the Premises, such insurance to afford protection to the limit of not less than Two Million Dollars ($2,000,000) arising out of any one occurrence. The insurance coverage required under this Section 7 shall, in addition, extend to any liability of Tenant arising out of Tenant's indemnities hereinafter provided, as well as independent contractor's liability and contractual liability. If such insurance contains an annual aggregate limit, the annual aggregate limit may not be diminished by claims occurring at locations other than the Premises.

      All policies of insurance to be provided by Tenant shall be issued in a form acceptable to Landlord by insurance companies with general policyholder's rating of not less than A-XI as rated in the most current available "Best's Insurance Reports," and qualified to do business in the state in which the
Premises are located.    Executed copies of each such policy of insurance or
certificate thereof shall be delivered to Landlord within ten (10) days after the earlier of the commencement of this Lease or delivery of possession of the Premises to Tenant and thereafter at least fifteen (15) days prior to the expiration of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All such policies of insurance shall contain a provision that the company writing said policy will give to Landlord at least thirty (30) days' notice in writing in advance of any cancellations, or lapse, or the effective date of any reduction in the amounts of insurance. In the event Tenant shall fail to promptly furnish any insurance herein required, Landlord may affect the same and Tenant shall promptly reimburse Landlord upon demand as Additional Rent, the premium so paid by Landlord. Such commercial general liability policy shall contain a provision that Landlord shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant or any other named insured. Any insurance provided for may be affected by a policy or policies of blanket insurance, covering additional items or locations; provided, however, that (i) Landlord shall be named as an additional insured thereunder as its interests may appear; (ii) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance. Any insurance policies herein required to be procured by Tenant shall contain an express waiver of any right of subrogation by the insurance company against the Landlord, and all other tenants or occupants of space in the building.

      ALTERATIONS

      10.  a.   Tenant shall make no alterations in addition to original
improvements existing in the Premises at the time of occupancy without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed.

           b. If Tenant shall desire to make any such alterations, plans for the same shall first be submitted to Landlord for approval, and upon approval, the same shall be performed by Tenant at its own expense. Tenant agrees that all such work shall be done in a good and workmanlike manner, that the structural integrity of the building shall not be impaired, that no liens shall attach to the building by reason thereof, and that all alterations shall be in accordance with all applicable codes. Tenant agrees to obtain at Tenant's expense all permits pertaining to the alterations. Tenant also agrees to obtain, prior to commencing to make such alterations, and to keep in full force and effect at all time while such alterations are being made, all at Tenant's sole cost and expense, such policies of insurance pertaining to such alterations and/or to the making thereof as Landlord reasonably may request or require Tenant to obtain, including, but not limited to, public liability and property damage insurance, and to furnish Landlord evidence satisfactory to Landlord of the existence of such insurance prior to Tenant's beginning to make such alterations.

           c. Any such alterations shall become the property of Landlord as soon as they are affixed to the Premises and all rights, title and interest therein of Tenant shall immediately cease, unless otherwise agreed to by Landlord in writing. Landlord shall have the sole right to collect any insurance for any damage of any kind caused by any alterations or improvements placed upon the Premises by Tenant. If the making of any such alterations, or the obtaining of any permits therefore shall directly or indirectly result in a franchise, minor privilege or any other tax or increase in tax, assessment or increase in assessment, such franchise, privilege, tax or assessment shall be paid, immediately upon its levy and subsequent levy, by Tenant.

           d. Unless Landlord shall consent in writing that all or part of any alterations installed by Tenant shall remain, the Premises shall be restored to their original condition by Tenant, at its own expense, before the expiration of its tenancy.

           e. Costs of alterations or modifications (in addition to the improvements as described herein in Section 34) Tenant requests Landlord to make on Tenant's behalf during the term of this Lease shall be due and payable as Additional Rent.

           MAINTENANCE

      6.   a.    Tenant shall, during the term of this Lease, keep the
Premises and appurtenances (including, but not limited to, interior and exterior windows, interior and exterior doors, interior plumbing, heating, ventilating and air conditioning (HVAC), interior electrical or replacement works thereof) in good order and condition and will make all necessary repairs or replacement thereof. Landlord does, however, give a ninety (90) day warranty on all of the above mentioned items. This warranty does not include the required annual maintenance contract on the HVAC unit(s) as described below. Any repair made by Landlord at Tenant's request to Tenant's Premises shall be invoiced to Tenant and shall become due and payable as Additional Rent. Tenant will be responsible for all exterminating services, except termites, required in the Premises. If Tenant does not make necessary repairs within fifteen (15) days after receiving written notice from Landlord of the need to make a repair, Landlord may proceed to make said repair and the cost of said repair will become part of and in addition to the next due monthly rental.

           b. Tenant agrees to furnish to Landlord, at the expense of Tenant, prior to occupancy, a copy of an executed and paid for annual maintenance contract on all heating and air conditioning (HVAC) equipment with a reputable company acceptable to Landlord and said contract will be kept in effect during the term of the Lease at the expense of Tenant. Should Tenant not provide a satisfactory HVAC Maintenance contract to Landlord prior to occupancy, Tenant shall be provided a contract through MIE Properties, Inc. Billings for this contract shall become due and payable upon receipt of invoice and shall be considered Additional Rent.

           c. Landlord shall make all necessary structural repairs to the exterior masonry walls and roof of the Premises, after being notified in writing of the need for such repairs, provided the necessity for such repairs was not caused by the negligence or misuse of Tenant, its employees, agents or customers.

           d. Tenant shall, at the expiration of the term or at the sooner termination thereof by forfeiture otherwise, deliver up the Premises in the same good order and condition as they were at the beginning of the tenancy, reasonable wear and tear excepted.

      DEFAULT

      10. If Tenant shall fail to pay said rental or any other sum required by this Lease to be paid by Tenant and such failure shall continue for ten
(10) days after written notice thereof to Tenant. In case Tenant shall fail to comply with any of the other provisions, covenants, or conditions of this Lease, on its part to be kept and performed, and such default shall continue for a period of thirty (30) days after written notice thereof shall have been given to Tenant by Landlord, and/or if Tenant shall fail to pay said rental or any other sum required by the terms of this Lease to be paid by Tenant, then, upon the happening of any such event, and in addition to any and all other remedies that may thereby accrue to Landlord, Landlord may do the following:


           a) Landlord's Election to Retake Possession Without Termination of Lease Landlord may retake possession of the Premises and shall have the right, but not the obligation, without being deemed to have accepted a surrender thereof, and without terminating this Lease, to relet the same for the remainder of the lease term upon terms and conditions satisfactory to Landlord; and if the rent received from such reletting does not at least equal the rent and other sums payable by Tenant hereunder, Tenant shall pay and satisfy the deficiency between the amount of rent and other sums so provided in this Lease and the rent received through reletting the Premises; and, in addition, Tenant shall pay reasonable expenses in connection with any such reletting, including, but not limited to, the cost of renovating, altering, and decorating for any occupancy, leasing commissions paid to any real estate broker or agent, and attorney's fees incurred.

           b)   Landlord's Election to Terminate Lease
                --------------------------------------

                Landlord may terminate the Lease and forthwith repossess the Premises and be entitled to recover as damages a sum of money equal to the total of the following amounts:

                1) any unpaid rent or any other outstanding monetary obligation of Tenant to Landlord under the Lease;

                2) the balance of the rent and other sums payable by Tenant for the remainder of the lease term to be determined as of the date of Landlord's re-entry;

                3) damages for the wrongful withholding of the Premises by Tenant

                4) all legal expenses, including attorney's fees, expert and witness fees, court costs and other costs incurred in exercising its rights under the Lease;

                5) all costs incurred in recovering the Premises, restoring the Premises to good order and condition, and all commissions incurred by Landlord in reletting the Premises; and

                6) any other reasonable amount necessary to compensate Landlord for all detriment caused by Tenant's default.

      DAMAGE

      11. In the case of the total destruction of the Premises by fire, other casualties, the elements or other cause, or of such damage thereto as shall render the same totally unfit for occupancy by Tenant for more than sixty (60) days, this Lease, upon surrender and delivery to Landlord of the Premises, together with the payment of the Annual Rent and Additional Rent to the date of such occurrence, shall terminate and be at an end. If the Premises are rendered partly untenantable by any cause mentioned in the preceding sentence, Landlord shall, at its own expense, restore the Premises with all reasonable diligence, and the Annual Rent and Additional Rent shall be abated proportionately for the period of said partial untenantability and until the Premises shall have been fully restored by Landlord.


      BANKRUPTCY

      12. In the event of the appointment of a receiver or trustee for Tenant by any court, Federal and State, in any legal proceedings under any provisions of the Bankruptcy Act, if the appointment of such receiver or such trustee is not vacated within sixty (60) days, or if said Tenant be adjudicated bankrupt or insolvent, or shall make an assignment for the benefit of its creditors, then and in any of said events, Landlord may, at its option, terminate this tenancy by ten (10) days written notice, and re-enter upon the Premises.

      POSSESSION/BENEFICIAL OCCUPANCY

      13. Landlord covenants and agrees that possession of the Premises shall be given to Tenant as soon as the Premises are ready for occupancy. If possession, cannot be given to Tenant on or before the commencement date of this Lease, Landlord agrees to abate the rent proportionately until possession is given to said Tenant and Tenant agrees to accept such prorated abatement as liquidated damages for the failure to obtain possession.

      If Tenant occupies any portion of the Premises prior to tender of possession thereof by Landlord, such occupancy shall be deemed to be beneficial occupancy and a proportionate share of the rent shall be due and payable as to that portion of the Premises so occupied, immediately upon Tenant's occupancy. Such occupancy by Tenant and rent thereby due shall not depend on official governmental approval of such occupancy, state of completion of building, availability or connection of utilities and services as but not limited to sewer, water, gas, oil, or electric. No rent credit shall be given because of lack of utilities or services unless caused by the negligence of Landlord.

      SIGNS, ETC.

      14.  Tenant covenants and agrees that:

           a. It shall not place or permit any signs, lights, awnings or poles on or about the exterior of the Premises without the prior permission, in writing, from Landlord and at all times maintain its identification sign in good order and condition, property lit, if applicable and in conformity with all governmental requirements.

           b. Landlord, at Landlord's option, may immediately remove and dispose of any of the unauthorized aforementioned items at the expense of Tenant and said cost shall become part of and in addition to the next due monthly rental, as Additional Rent. Tenant further covenants and agrees that it will not paint or make any changes in or on the outside of the Premises without the written permission of Landlord.

           c. Tenant shall remove identification sign at the expiration or earlier termination of this Lease, install a blank panel immediately thereafter, and repair any damage caused by such removal.

           d. Landlord shall have the right to place a "For Rent" sign on any portion of the Premises for ninety (90) days prior to termination of this Lease and to place a "For Sale" sign thereon at any time.

      EXTERIOR OF PREMISES

      15. Tenant further covenants and agrees not to put any items on the sidewalk or parking lot in the front, rear, or sides of said building or block said sidewalk, and not to do anything that directly or indirectly takes away any of the rights of ingress or egress of light from any other tenant of Landlord or do anything which will, in any way, change the uniform and general design of any property of Landlord of which the Premises hereby leased shall constitute a part. Tenant will also keep the steps to the Premises free and clear of ice, snow and debris.

      WATER DAMAGE

      16. Tenant covenants and agrees that Landlord shall not be held responsible for and Landlord is hereby released and relieved from any liability by reason of or resulting from damage or injury to person or property of Tenant or of anyone else, directly or indirectly caused by (a) dampness or water in any part of the Premises or in any part of any other property of Landlord or of others and/or (b) any leak or break in any part of the Premises or in any part of any other property of Landlord or of others or in the pipes of the plumbing or heating works thereof, unless the damage is due to Landlord's negligence.

      LIABILITY

      17. Landlord shall not be liable to Tenant for any loss or injury to Tenant or to any other person or to the property of Tenant or of any other person unless such loss or damage shall be caused by or result from a negligent act or omission solely on the part of Landlord or any of its agents, servants, or employees. Tenant shall, and does hereby, indemnify and hold harmless Landlord and any other parties in interest from and against any and all liabilities, fines, claims, damages and actions, costs and expenses of any kind or nature (including attorneys' fees) and of anyone whatsoever (i) relating to or arising from the use and occupancy of the Premises; (ii) due to or arising out of any mechanic's lien filed against the building, or any part thereof, for labor performed or for materials furnished or claimed to be furnished to Tenant, or (iii) due to or arising out of any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed or performed.

      RIGHT OF ENTRY

      18. It is understood and agreed that Landlord, and its agents, servants, and employees, including any builder or contractor employed by Landlord, shall have, and Tenant hereby gives them and each of them, the absolute, and unconditional right, license and permission, at any and all reasonable times, and for any reasonable purpose whatsoever, to enter through, across or upon the Premises or any part thereof, and, at the option of Landlord, to make such reasonable repairs to or changes in the Premises as Landlord may deem necessary or proper. Tenant agrees Landlord and its agents and assigns have the unconditional right to show the Premises for lease at any time, without notice once Tenant notifies Landlord of its intention to vacate the Premises.

      EXPIRATION

      19. It is agreed that the term of this Lease expires on September 30, 2008, without the necessity of any notice by or to any of the parties hereto. If Tenant shall occupy the Premises after such expiration, it is understood that, in the absence of any written agreement to the contrary, said Tenant shall hold the Premises as a "Tenant from month to month", subject to all the other terms and conditions of this Lease, at double the highest monthly installments of Annual Rent reserved in this Lease. If Tenant fails to surrender the Premises upon expiration of the lease term or sooner termination of this Lease; restore the Premises to the condition required by Paragraph 8d of this Lease by the expiration of the lease term or earlier termination of this Lease; or remove all items of property from the Premises by the expiration of the lease term or sooner termination of this Lease, then Landlord shall be entitled to all remedies available at law or under this Lease, including, but not limited to, the recovery of any consequential damages.

      Prior to Lease expiration, Tenant agrees to schedule an inspection with Landlord to confirm that the Premises will be in proper order at expiration, including, but not limited to, lighting, mechanical, electrical and plumbing systems.

     CONDEMNATION

     20. It is agreed that in the event condemnation proceedings are instituted against the Premises and possession taken by the condemning authority, then this Lease shall terminate at the date possession is taken and Tenant shall not be entitled to recover any part of the award.

     SUBORDINATION

     21. It is agreed that Landlord shall have the right to place a mortgage or deed of trust on the Premises and this Lease shall be subordinate to any such mortgage or deed of trust whether presently existing or hereafter placed on the Premises, and Tenant agrees to execute any reasonable documents assisting the effectuating of said subordination. Furthermore, if any person or entity shall succeed to all or part of Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, Tenant shall automatically attorn to such successor in interest, which attornment shall be self operative and effective upon the signing of this Lease, and Tenant shall execute such other agreement in confirmation of such attornment as such successor in interest shall reasonably request.

      NOTICE

      22. Any written notices required by this Lease shall be deemed sufficiently given, if hand delivered, or sent via first class U.S. mail or by overnight courier service.

            Any notice required by this Lease is to be sent to Landlord at:

                5720 Executive Drive
                Baltimore, Maryland 21228-1757


            Any notice required by this Lease is to be sent to Tenant at:


                ________________________________
                ________________________________


            Emergency Contact Information:

                Address:________________________

                Contact:________________________

                Title:__________________________

                Telephone:______________________

                Fax:_____________________________

      REMEDIES NOT EXCLUSIVE

      23. No remedy conferred upon Landlord shall be considered exclusive of any other remedy, but shall be in addition to every other remedy available to Landlord under this Lease or as a matter of law. Every remedy available to Landlord may be exercised concurrently or from time to time, as often as the occasion may arise. Tenant hereby waives any and all rights which it may have to request a jury trial in any proceeding at law or in equity in any court of competent jurisdiction.

      NON-WAIVER

      24. It is agreed that the failure of Landlord to insist in any one or more instances upon a strict performance of any covenant of this Lease or to exercise any right herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or right, but the same shall remain in full force and effect, unless the contrary is expressed in writing by Landlord. The receipt of Annual Rent or Additional Rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant hereunder, shall not be deemed to be a waiver of any provisions of this Lease. Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee of Landlord shall be deemed to be an acceptance of a surrender of the Premises, excepting only an agreement in writing by Landlord accepting or agreeing to accept such surrender.


      SECURITY DEPOSIT AND FINANCIAL STATEMENTS

      25. A security deposit of $2,872.00 is required to accompany this Lease, when submitted for approval by Landlord, subject to all the conditions of the security deposit agreement attached. If this Lease is not approved by Landlord within thirty (30) days of its submission to Landlord, the security deposit will be refunded in full. Landlord shall have the right to require annual financial statements for Tenant and/or any Guarantor of this Lease. Tenant or Guarantor shall provide written answers to any questions from Landlord which are related to Tenant's financial statements or provide written projections on Tenant's business, if the financials are unacceptable to Landlord.

      FINAL AGREEMENT

      26. This Lease contains the final and entire agreement between the parties hereto, and neither they nor their agents shall be bound by any terms, conditions or representations not herein written.

      LEGAL EXPENSE

      27. In the event, to enforce the terms of this Lease, either party files legal action against the other, and is successful in said action, the losing party agrees to pay all reasonable expenses to the prevailing party, including the attorneys' fee incident to said legal action. In the event that Landlord is successful in any legal action filed against Tenant, Landlord's expenses incident to said legal action shall be due as Additional Rent.

      LAND

      28. It is agreed that the Premises is the building area occupied by Tenant and only the land under that area.

      RELOCATION

      29. Landlord shall have the right at any time during the lease term, upon not less than thirty (30) days written notice to Tenant, to relocate Tenant to another location within the Property, provided: (a) the new location is reasonably similar to size, utility and appearance to the Premises hereby demised and (b) Landlord pays all reasonable moving costs incurred by Tenant in connection with such move. The parties shall, upon Landlord's request, execute an amendment to this Lease which will specify the change in Premises, but this Lease shall in no other respect be amended.

      ENVIRONMENTAL REQUIREMENTS

      30. Tenant hereby covenants and agrees that if at any time it is determined that there are materials placed on the Premises by Tenant which, under any environmental requirements require special handling in collection, storage, treatment, or disposal, Tenant shall, within thirty (30) days after written notice thereof, take or cause to be taken, at its sole expense, such actions as may be necessary to comply with all environmental requirements.
If Tenant shall fail to take such action, Landlord may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so; and all sums so advanced or paid, including all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, reasonable attorneys' fees, fines, or other penalty payments, shall be at once repayable by Tenant as Additional Rent and shall bear interest at the rate of four percent (4%) per annum above the Prime Rate from time to time as published by the Wall Street Journal, from the date the same shall become due and payable until the date paid. Failure of Tenant to comply with all environmental requirements shall constitute and be a default under this Lease. Tenant will remain totally liable hereunder regardless of any other provisions which may limit recourse.

      SEVERABILITY

      31. In case any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      LATE CHARGE

      32. If Tenant shall fail to pay when due, the Annual Rent, Additional Rent or any other sum required by the terms of this Lease to be paid by Tenant, then, upon the happening of any such event, and in addition to any and all other remedies that may thereby accrue to Landlord, Tenant agrees to pay to Landlord a late charge of five percent (5%) of the monthly account balance. The late charge on the base rent accrues after ten (10) days of the due date and said late charges shall be collectible as Additional Rent.
In the event Tenant's rent is received fifteen (15) days after due date, Landlord shall have option to require the rental payment be made with a certified or cashier's check.

      QUIET ENJOYMENT

      33. Tenant, upon paying the minimum rent, Additional Rent and other charges herein provided and observing and keeping all of its covenants, agreements, and conditions in this Lease, shall quietly have and enjoy the Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord: subject, however, to all exceptions, reservations and conditions of this Lease.

      LANDLORD'S WORK

      34. The Premises shall contain only the following items at the expense of Landlord:

           a.  Paint office area

           b. Install new carpet and cove base as selected from Landlord's sample book

           c. Install six foot base cabinet with counter-top and sink adjacent to existing restrooms

      WINDOW COVERINGS

      35. Tenant shall not install any window covering other than a one-inch horizontal mini-blind of an off-white color unless approved in writing by Landlord.

      RULES AND REGULATIONS

      36. Tenant shall at all times comply with the Rules and Regulations attached hereto. Landlord shall make a reasonable effort to enforce the Rules and Regulations equitably against all tenants of the Property.

      ESTOPPEL CERTIFICATE

      37. Tenant shall, at any time during the term of this Lease or any renewal thereof, upon request of Landlord, execute, acknowledge, and deliver to Landlord or its designee, a statement in writing, certifying that this Lease is unmodified and in full force and effect if such is the fact that the same is in full force and effect.

      EXCULPATION CLAUSE

      38. Neither Landlord nor any principal, partner, member, officer, director, trustee or affiliate of Landlord (collectively, "Landlord Affiliates") shall have any personal liability under any provision of this Lease.

     OPTIONS

     39. Provided Tenant is not then in default hereunder, Tenant may extend the term of this Lease and as it may be amended from time to time, for one (1) further successive period of three (3) years, by notifying Landlord in writing of its intention to do so at least one hundred twenty (120) days prior to the expiration of the then current term. The Annual Rent for each succeeding extension shall be adjusted as follows:

      AS WITNESS THE HANDS AND SEALS OF THE PARTIES HERETO THE DAY AND YEAR FIRST ABOVE WRITTEN:

WITNESS:                              TENANT:  View Systems, Inc.

   /s/ Linda Than                     By:   /s/ Gunther Than
                                      Printed Name:   Gunther Than
                                      Title:     CEO

WITNESS:                              LANDLORD:   MIE Properties, Inc.

   /s/ Linda Than                     By:   /s/ Robert L. Becker
                                      Printed Name:   Robert Becker
                                      Title:  Vice President